UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant

To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2005 (March 9, 2005)

IMPLANT SCIENCES CORPORATION

 (Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(IRS Employer Identification Number)

107 Audubon Road, #5

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices, including Zip Code)

(781) 246-0700

(Registrant’s telephone number, including area code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Our Business

Accurel Systems International Corporation, founded in 1989, is a leader in the field of semiconductor failure analysis, repair of nanometer dimension circuits and advanced transmission electron microscopy.  Accurel’s wide range of service capabilities and expertise provides customers with fully integrated solutions for root cause failure analysis, advanced microscopy, constructional analysis and device logic modification. The company is committed to technological innovation and to the development of leading edge analysis techniques necessary for semiconductor, medical device and nanotechnology applications.

Semiconductor Services

Failure Analysis (FA)

We supply failure analysis services to a broad range of semiconductor manufacturers and fabless semiconductor product companies. As an independent lab, Accurel applies a wide range of technological and analytical expertise to perform root cause analysis for semiconductor device failures.

The failure analysis process encompasses many critical process steps that include de-capsulation, electrical characterization, fault isolation, physical analysis and materials analysis. Our in-house capabilities include emission microscopy (EMMI ), wet and dry etch de-processing, scanning electron microscopy (SEM), field emission scanning electron microscopy (FE SEM), scanning acoustical microscopy (SAM), real-time x-ray (RTX), packaging and assembly.

Focused Ion Beam (FIB)

We provide focused ion beam services to a broad range of semiconductor manufacturers and fabless semiconductor product companies. Focused ion beam is a versatile technology that is able to perform a number of operations including imaging with secondary electrons or ions, milling or etching with submicron precision and deposition of conductive or insulator materials. These techniques are utilized for circuit edit or logic modification services.

Dual beam (FIB/SEM) techniques utilize an electron column in addition to an ion column for high resolution imaging of focused ion beam milled samples. By using electrons instead of ions for imaging, surface features are better preserved because much less sputtering occurs from the impinging electrons. This is particularly important for transmission electron microscopy (TEM) sample preparation where surface features are often the area of interest.

Focused ion beam (FIB) is utilized for many applications including on-chip circuit modification (redesign/repair, device isolation, probe pad formation) and Dual Beam FIB which is used for advanced circuit diagnostics for failure analysis (cross-sectioning, Transmission Electron Microscopy and Scanning Electron Microscopy sample preparation).

Transmission Electron Microscopy (TEM)

Transmission electron microscopy services a broad range of semiconductor manufacturers, fabless semiconductor product, semiconductor equipment and nanotechnology companies. Transmission electron microscopy is the irradiation of a very thin sample by a high energy electron beam to create a high resolution image. The technology is typically used for high resolution imaging of thin films in plan view or cross-section for micro-structural and compositional (carbon and heavier elements) analysis.

Transmission electron microscopy provides a resolution on the order of 0.2 nanometers. The application of transmission electron microscopy requires an intensive and exacting process of sample preparation including an advanced focused ion beam milling technique which is necessary for leading edge process technologies. Transmission electron microscopy combined with focused ion beam milling is utilized for nanometer process evaluation and development, process quantification, failure analysis, and electron diffraction analysis.

Marketing and Sales

Our services are promoted and sold through trade shows, advertising in trade magazines, direct mailings, press releases, and our website at www.accurel.com.  Most sales are between $500 and $2,000 per order, take less than one week to complete, and the entire sales process is often conducted by telephone or customer visit.  Most of our sales in this area are services outsourced to Accurel because our customers do not have adequate capacity or equipment to satisfy their requirements.

Government Regulation and Environmental Matters

Management, transportation, and disposal of certain chemicals and wastes are subject to regulation by several federal and state agencies depending on the nature of the chemical or waste material.  Certain toxic chemicals and products containing toxic chemicals require special reporting to the United States Environmental Protection Agency and/or its state counterparts.  We are not aware of any specific environmental liabilities that we could incur.  Our future operations may require additional approvals from federal and/or state environmental agencies.

Competition

Our primary competition in the semiconductor industry consists of two companies:  Charles Evans & Associates and Materials Analysis Services.  Both of these companies have facilities in Silicon Valley, our primary market, in addition to other locations in the US. For the most part each location serves companies in close geographical proximity. There are also several small service companies that have limited capabilities and usually specialize in a specific service.

There are competitors and potential competitors that have substantially greater capital resources than we do and also have greater resources and expertise in the areas of research and development and marketing.  There can be no assurance that our competitors and potential competitors will not succeed in developing and marketing similar services and techniques.

Employees

As of March 31, 2005 we had 35 full time employees.  We believe we maintain good relations with our employees.  None of our employees is represented by a union or covered by a collective bargaining agreement.

Risk Factors

Our competition could develop services and techniques that are more effective than those developed and marketed by us or that would render our technology and equipment obsolete or noncompetitive.  Additionally, there is no assurance that we will be able to compete effectively against such competitors and potential competitors in terms of investment, marketing and sales.

Item 9.01.              Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

On March 9, 2005 Implant Sciences Corporation (the “Company”) completed the acquisition of Accurel Systems International Corporation (“Accurel”) pursuant to a stock purchase agreement (“Agreement”), dated as of March 9, 2005, by and among the Company, Accurel, Majid Ghafghaichi and Vahe Sarkissian.  This Amended Current Report on Form 8-K amends Items 1.01 and 9.01(a,) of the Form 8-K filed on March 11, 2005 by attaching hereto as exhibit 99.2 and incorporating herein by reference the audited financial statements of Accurel for the twelve month periods ended December 31, 2004 and 2003.

(b)           Pro Forma Financial Information

On March 9, 2005 Implant Sciences Corporation (the “Company”) completed the acquisition of Accurel Systems International Corporation (“Accurel”) pursuant to a stock purchase agreement (“Agreement”), dated as of March 9, 2005, by and among the Company, Accurel, Majid Ghafghaichi and Vahe Sarkissian.  This Amended Current Report on Form 8-K amends Items 1.01 and 9.01(b) of the Form 8-K filed on March 11, 2005 by attaching hereto as exhibit 99.3 and incorporating herein by reference the unaudited pro forma condensed combined financial information of the Company and Accurel.

(c)           Exhibits

99.2	Accurel Systems International Corporation Audited Financial Statements
99.3	Unaudited Pro Forma Combined Condensed Financial Information of the Company and Accurel

This amendment to a Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

Date: April 13, 2005	By:	/s/	Anthony J. Armini
Anthony J. Armini
Chief Executive Officer